EXHIBIT 3.1

AMENDED AND RESTATED

BY-LAWS

OF

WOLVERINE WORLD WIDE, INC.

ARTICLE 1

OFFICES

          Section 1. The corporation's principal office shall be in the City of Rockford, County of Kent, State of Michigan.

          Section 2. The corporation's principal office and place of business in Delaware shall be its registered office in Delaware as set forth in the Certificate of Incorporation.

          Section 3. The corporation may also have offices at such other places, both within and without the States of Michigan and Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

          Section 1. All meetings of the stockholders shall be held, except as otherwise provided by statute or these By-Laws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of stockholders may be held within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual meetings of the stockholders shall be held each year at such time and on such business day in the month of April as may be designated by the Board of Directors, or if no such designation is made, at 10:00 a.m. local time on the last Thursday in April, or if that day is a legal holiday, then on the next succeeding business day at such time as shall be stated in the notice of the meeting. Annual meetings shall be held to elect by a plurality vote successors to those members of the Board of Directors whose terms expire at the meeting and to transact only such other business as may be properly brought before the meeting in accordance with these By-Laws.

          Section 3. Special meetings of the stockholders may be called by the Board of Directors, or by the Chief Executive Officer, or upon the written request of stockholders holding in the aggregate at least forty (40) percentum of the issued and outstanding capital stock of the corporation entitled to vote on the business to be transacted at such meeting, delivered to such officer. Such stockholder request shall state the purpose or purposes of the proposed meeting; the reasons for conducting such business at the meeting; the names and addresses of the stockholders requesting the meeting; the class and number of shares of capital stock of the corporation that are owned of record and beneficially by the stockholders; and any material interest of the stockholders in the matter(s) proposed for stockholder action. The meetings shall be held on a date fixed by the Board of Directors or the Chief Executive Officer, or in the case of a stockholder request, on a date determined by the Secretary. In the event the Secretary questions the propriety of any meeting requested by stockholders, such request shall be submitted to the Board of Directors at its next meeting, and the determination of the Board as to such propriety shall be final. No special meeting of stockholders shall be called for the purpose of removing a director or directors, for electing directors, or for amending the By-Laws of the corporation, such matters to be considered only at the annual meeting of stockholders, PROVIDED, HOWEVER, that a special meeting of stockholders may be called for the purpose of removing a director for cause, such term to be as defined under Delaware law, provided further that such cause is set forth in the request for meeting. Business transacted at any special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, PROVIDED, HOWEVER, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

          Section 4. Except as otherwise provided by statute, the corporation's Certificate of Incorporation or these By-Laws:

          (a)          No matter (including the nomination of a person for election as a Director) may be presented for stockholder action at an annual or special meeting of stockholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a stockholder in accordance with the notice provisions set forth in this Section or Section 1 (f) of Article III (in the case of Director nominations) and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the Chairman in his sole discretion.

          (b)          For a matter (other than the nomination of a person for election as a Director at an annual meeting, which is governed by Section 1 (f) of Article III) to be properly presented by a stockholder, the stockholder intending to propose the matter (the "Proponent") must have given timely notice of the matter in writing to the Secretary of the corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the corporation by the close of business not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the corporation's last preceding annual meeting of stockholders in the case of an annual meeting (unless the corporation did not hold an annual meeting within the last year, or the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, in which case the notice must be delivered or mailed and received by the close of business not more than ten days after public disclosure (as defined below) of the date of the meeting), and by the close of business not more than ten days after public disclosure of the date of the meeting in the case of a special meeting. In no event shall the public disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend the time period) for the giving of a Proponent's notice as described above.

          (c)          The notice by the Proponent required by Section 4 (b) must set forth: (i) a brief description of the matter the Proponent desires to present for stockholder action and the reasons for addressing the matter at the meeting; (ii) the name and address of the Proponent and any stockholder of record of the Proponent's shares, as they appear on the corporation's books; (iii) the class and number of shares of capital stock of the corporation that are owned of record and beneficially by the Proponent and owned by any stockholder of record of the Proponent's shares, as of the date of the Proponent's notice, and a representation that the Proponent intends to notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the record date; (iv) any material interest of the Proponent in the matter proposed for stockholder action; (v) a description of any agreement, arrangement or understanding with respect to the matter between or among the Proponent and any of its affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that the Proponent intends to notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date; (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent's notice by, or on behalf of, the Proponent, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent with respect to shares of stock of the corporation, and a representation that the Proponent intends to notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date; (vii) a representation that the Proponent is a stockholder of record or beneficial owner of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter; and (viii) a representation whether the Proponent intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the matter, and/or otherwise to solicit proxies from stockholders in support of the matter.

          (d)          Notwithstanding anything in the By-Laws to the contrary: (i) no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section (PROVIDED, HOWEVER, that nothing in this Section shall be considered to preclude discussion by any stockholder of any business properly brought before the meeting), and (ii) unless otherwise required by law, if a stockholder does not provide the information required under subparagraphs (iii), (v) and (vi) of Section 4 (c) to the corporation promptly following the record date for the annual or special meeting, or the stockholder (or a duly authorized proxy) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. The Chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          (e)          For purposes of this Section, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended.

          (f)          Notwithstanding the above, if a stockholder desires to require the corporation to include the stockholder's proposal in the corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the stockholder must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, including without limitation Rule l4a-8.

          Section 5. Written notice of all meetings of stockholders, stating the time, place and in the case of special meetings, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, at least ten (10) days before the date fixed for the meeting.

          Section 6. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the presiding chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 8. Except as otherwise set forth in Section 2 of Article II hereunder or Section l(f) of Article III hereunder, when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 9. Except as otherwise provided by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

          Section 10. Meetings of stockholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (a)          The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to anyone meeting of stockholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b)          If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

          (c)          The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

          (d)          A resolution or motion by a stockholder shall be considered for vote only if proposed by a stockholder or a duly authorized proxy and seconded by a stockholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

          Section 11. At or prior to any meeting of stockholders, the Board of Directors, or, if the Board of Directors shall have taken no action with respect thereto, the chairman of the meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the person presiding at the meeting or entitled to preside at the adjourned meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

          Section 12. The Secretary of the corporation shall furnish the inspectors with a certificate setting forth the number of shares outstanding and entitled to vote, the voting power of each, the number of shares required to make a quorum and the number of shares required to be voted on any issue presented to the meeting if more than a simple majority of the quorum present. The inspectors shall determine the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. The inspectors shall execute a certificate of the results of the election or vote found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. In their determination of the validity and effect of proxies, the inspectors shall make such determination, to the extent possible, so as not to disenfranchise any stockholder.

          Section 13. The inspectors may employ agents or other persons to assist in their duties. The meetings of the inspectors shall be closed to all persons except as may be requested by the inspectors, provided that the inspectors shall permit a reasonable time after their initial tabulations for the presentation and determination of challenges to the validity and effect of proxies and ballots. In the case of an election contest, whenever the representative of one or more sides is present during the course of the inspectors' duties, a representative of all other sides shall be afforded the opportunity to attend.

          Section 14. In the tabulation of votes cast by proxies, it shall not be necessary for proxies to execute a ballot on matters, voting instructions (including no vote) for which are contained on the form of proxy itself, and in the absence of a ballot executed on such proxies, the proxy itself will be deemed a written ballot and tabulated in accordance with the directions contained thereon.

          Section 15. The person presiding at a meeting of the stockholders may close the polls after the request for submission of proxies and ballots, upon the temporary adjournment of the meeting called to tabulate the proxies and ballots, or within a reasonable time thereafter. After the polls are closed, no proxy, revocation of proxy or ballot shall be accepted by or considered in the tabulation of proxies and ballots.

          Section 16. In the event it becomes necessary to adjourn a meeting of stockholders beyond the day of the scheduled meeting in order to determine the results of any election or vote, said meeting may be adjourned from time to time by the person presiding or entitled to preside, with such meeting to be reconvened at the principal offices of the corporation in Rockford, Michigan. The only matter to be acted upon at such reconvened meeting shall be the acceptance and filing of the report from the inspectors of election.

ARTICLE III

DIRECTORS

          Section 1. Directors of the corporation shall be elected, replaced and removed as follows:

          (a)          Number and Qualification of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) persons. Subject to the limit above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors, provided that a vacancy in the Board of Directors need not be filled immediately, and until filled, such lesser number shall constitute the entire Board of Directors. Except as otherwise provided in this Section, directors shall be elected at the annual meeting of the stockholders, and each such director elected shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

          (b)          Classification. The Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors shall be elected for a one- year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          Notwithstanding the foregoing, whenever the holders of anyone or more classes or series of preferred stock shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors shall not be divided into classes pursuant to this Section 1 (b) of ARTICLE III, and the number of such directors shall not be counted in determining the maximum number of directors permitted under Section 1 (a) of ARTICLE III hereof, in each case unless expressly provided by the Certificate of Incorporation.

          (c)          Vacancies and Newly Created Directorships. Subject to the right of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled exclusively by a majority vote of the directors then in office, whether or not a quorum and shall not be filled by the stockholders. When the number of directors is changed, any newly created or eliminated directorship shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible. Each director chosen to fill a vacancy or a newly created directorship shall hold office for the term coinciding with the class of his or her directorship and until his successor shall be elected and qualify. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (d)          Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any or all of the directors may be removed from office at any time, but only for cause.

          (e)          Resignation. Any director may resign at any time and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or the Secretary unless otherwise specified in the resignation.

          (f)          Nomination of Directors. Subject to the rights of holders of any classes or series of preferred stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nomination of persons for election to the Board of the corporation at an annual meeting may be made at the annual meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the corporation entitled to vote for the election of Directors at the annual meeting who complies with the notice procedures set forth in this Section 1 (f) of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation by the stockholder intending to make the nomination (the "Proponent"). To be timely, a Proponent's notice shall be delivered to or mailed and received at the principal executive offices of the corporation by the close of business not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date of the corporation's last preceding annual meeting (unless the corporation did not hold an annual meeting within the last year, or the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding annual meeting, in which case the notice must be delivered or mailed and received not more than ten days after public disclosure (as defined below) of the date of the meeting). In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend the time period) for the giving of a Proponent's notice as described above. Such Proponent's notice to the Secretary shall set forth (a) as to each person whom the Proponent proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are owned of record and beneficially by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors in an election contest pursuant to Rule l4a under the Securities Exchange Act of 1934, as amended; (v) the person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the Proponent (i) the name and address of the Proponent and any stockholder of record of the Proponent's shares, as they appear on the corporation's books; (ii) the class and number of shares of capital stock of the corporation which are owned of record and beneficially by the Proponent and owned by any stockholder of record of the Proponent's shares, as of the date of the Proponent's notice, and a representation that the Proponent intends to notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the record date; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among the Proponent and any of its affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that the Proponent intends to notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent's notice by, or on behalf of, the Proponent, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent with respect to shares of stock of the corporation, and a representation that the Proponent intends to notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date; (v) a representation that the Proponent is a holder of record or beneficial owner of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination; and (vi) a representation whether the Proponent intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the proposed nominee, and/or otherwise to solicit proxies from stockholders in support of the nomination. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director of the corporation. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth herein.

          For purposes of this Section, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended.

          Notwithstanding anything in the By-Laws to the contrary, if a Proponent intending to make a nomination at an annual meeting pursuant to this Section does not provide the information required under subparagraphs (b)(ii) through (b)(iv) of this Section 1 (f) of Article III to the corporation promptly following the record date, or the Proponent (or a duly authorized proxy of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 2. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By- Laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

          Section 3. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 4. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          Section 6. Special meetings of the Board may be called by the Chief Executive Officer or Secretary or by any two (2) directors on two (2) days' notice to each director. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          Section 7. At all meetings of the Board a majority of the directors (other than directors elected at that meeting) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          Section 9. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Committees of Directors

          Section 10. The Board of Directors may appoint an Executive Committee whose membership shall consist of such members of the Board of Directors as it may deem advisable from time to time to serve during the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and control as the Board of Directors may impose from time to time, except that the Executive Committee shall not, without the express authorization of the Board of Directors:

(a)          Alter or amend the Certificate of Incorporation or the By-Laws;

(b)          Fill vacancies in the membership of the Board of Directors or the Executive Committee;

(c)          Declare dividends;

(d)          Authorize the issuance of stock.

          Section 11. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

          Section 12. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman, and notice thereof may be given to the members by telephone, telegram or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors. The chairperson of any of the standing or special committees of the Board of Directors may appoint one or more independent directors to serve as alternates for members of the committee in the absence or disability of regular members.

Compensation of Directors

          Section 13. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Consent of Stockholders in Lieu of Meetings

          Section 14. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholders of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days following the receipt of such a request, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE IV

NOTICES

          Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, which shall be deemed given at the time when the same shall be sent.

          Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

ARTICLE V

OFFICERS AND CHAIRMAN OF THE BOARD

          Section 1. The officers of the corporation and the Chairman of the Board of Directors shall be chosen by the Board of Directors at its first meeting after the annual meeting of stockholders, or as soon as practicable after the annual election of directors in each year. The officers of the corporation to be selected by the Board of Directors shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine. Any two or more offices, except those of Chief Executive Officer and Vice President, or Chief Executive Officer and Secretary, may be held by the same person.

          Section 2. The Chairman of the Board of Directors, the Chief Executive Officer and the President shall be selected from among the members of the Board of Directors. No other officer need be a member of the Board of Directors.

Term of Office

          Section 3. Each officer and the Chairman of the Board shall hold office at the pleasure of the Board. The Board of Directors may remove any officer or the Chairman of the Board for cause or without cause. Any officer or the Chairman of the Board may resign his or her office at any time, such resignation to take effect upon receipt of written notice thereof by the corporation unless otherwise specified in the resignation. If the office of any officer or the office of Chairman of the Board becomes vacant for any reason, the vacancy may be filled by the Board.

The Chairman of the Board

          Section 4. The Chairman of the Board shall, when present, preside at all meetings of the directors and stockholders. He or she shall have such other duties and powers as may be imposed or given by the Board but shall not be an officer or executive officer of the corporation.

The Chief Executive Officer

          Section 5. The Chief Executive Officer of the corporation shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

          Section 6. In the event of the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and the officers, employees and agents of the corporation. Except as otherwise herein provided, the Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation as he may deem necessary, including the power to make temporary suspensions or appointments as officers of the corporation, such suspensions or appointments to be made effective only until the next meeting of the Board of Directors or the Executive Committee thereof. He or she shall do and perform such other duties as may be assigned to him by the Board of Directors.

Vice Presidents

          Section 7. Each Vice President shall have such title and powers and perform such duties as may be assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

The Secretary

          Section 8. The Secretary shall attend all meetings of the Board and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He or she shall keep in safe custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or appropriate.

The Treasurer

          Section 9. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Other Officers

          Section 10. There may be elected one or more Assistant Secretaries and Assistant Treasurers who may, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

          Section 11. All other officers, as may from time to time be appointed by the Board of Directors pursuant to this Article shall perform such duties and exercise such authority as the Board of Directors shall prescribe.

          Section 12. In the case of the absence of any officer, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the Board may delegate for the time being the powers or duties of such officer to any other person.

Executive Officers

          Section 13. The Chief Executive Officer, President, Secretary and Treasurer, together with such other officers specifically designated by the Board, shall be known as executive officers and shall have all the usual powers and shall perform all the usual duties incident to their respective offices, and shall in addition perform such other duties as shall be assigned to them from time to time by the Board of Directors.

Officer Salaries

          Section 14. Unless otherwise determined by the Board of Directors, the salaries of all corporate officers appointed by the Board of Directors shall be fixed by the Compensation Committee of the Board of Directors.

ARTICLE VI

SUBSIDIARIES AND DIVISIONS

          Section 1. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles given to divisional officers may be withdrawn at any time, with or without cause, by the Board of Directors or the Chief Executive Officer. A divisional officer may, but need not be, a director or an executive officer of the corporation. All divisional officers shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.

          Section 2. The Board of Directors or the Chief Executive Officer may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any such subsidiary corporation, or for any amendments to the charter or by-laws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors or the Chief Executive Officer may cause to be elected to the board of directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the corporation. The Board of Directors or the Chief Executive Officer may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

          Section 3. Divisional officers, and the officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be officers of the corporation, nor shall any such divisional officer or officer of a subsidiary corporation, unless he shall also be a director or officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent authorized and permitted by the Board of Directors or the Chief Executive Officer.

ARTICLE VII

CERTIFICATES OF STOCK

          Section 1. Shares of stock in the corporation may be represented by certificates or may be issued in uncertificated form in accordance with Delaware law. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the corporation. Every holder of stock in the corporation represented by a certificate shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation.

          Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

          Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed or with respect to the issuance of such new certificate or certificates or uncertificated shares.

Transfers of Stock

          Section 4. Transfers of record of shares of stock in the corporation shall be made only on the corporation's books upon authorization by the stockholder of record or such stockholder's duly authorized attorney and, in the case of certificated shares, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed.

Record Dates

          Section 5. The Board of Directors may fix in advance a date, not exceeding sixty (60) days, but not less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Registered Stockholders

          Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Dividends

          Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 2. Before payment of any dividend, there may be set aside out of any funds in the corporation, available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Checks

          Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

          Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Seal

          Section 5. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Voting Securities

          Section 6. Unless otherwise directed by the Board, the Chief Executive Officer shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings the Chief Executive Officer or his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like power upon any other person or persons.

ARTICLE IX

AMENDMENTS

          Section 1. These By-Laws may be amended, altered, changed, added to or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the Board of Directors.

ARTICLE X

INDEMNIFICATION

          The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.